Member Audio/Web Conference February 27, 2012 Exhibit 99.1

Cautionary Statement Regarding Forward-
Looking Information and Adjusted Information

Data set forth in these slides includes unaudited data. This document contains “forward-looking statements”- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.
Forward looking statements by their nature address matters that are, to different degrees, uncertain. Actual performance or events may differ materially from that expected or implied in forward-looking statements because of many factors.  Such factors may include, but are not limited to, other than temporary impairment of investment securities, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products and consolidated obligations, changes in the System’s debt rating or the Bank’s rating, general economic conditions (including effects on among other things, mortgage-backed securities), applicable Bank policy requirements for retained earnings levels and the ratio of market value of equity to par value of Bank capital stock, the Bank's ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements), business and capital plan adjustments and amendments, legislative and regulatory actions or approvals, interest-rate volatility, our ability to appropriately manage our cost of funds and the cost-effectiveness of our funding, hedging and asset-liability management activities.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason. This document also contains non-GAAP financial information. Because of the nature of (1) OTTI charges; (2) the gain on sale of an OTTI security; and (3) gain on the sale of the Bank’s Lehman derivatives claim, the Bank believes that adjusting net income for these items and evaluating results as adjusted (which the Bank defines as “adjusted earnings") is important in order to understand how the Bank is performing with respect to its primary business operations and to provide meaningful comparisons to prior periods.  Adjusted earnings are considered to be a non-GAAP measurement. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results and providing meaningful period-to-period comparisons.

2011 2010
Over/
(Under)
Net interest income 154.4 $  233.3 $  (78.9) $
Provision (benefit) for credit losses 10.0       (2.4)        12.4
Net OTTI credit losses (45.1)      (158.4)    113.3
All other income 12.1       2.3         9.8
Other expenses
(1)
65.0       68.3       (3.3)
Income before assessments 46.4       11.3       35.1
AHP/REFCORP 8.4         3.0         5.4
GAAP net income 38.0 $    8.3 $      29.7 $
Net interest margin (bps) 30 39 (9)
Year Ended December 31,
Financial Highlights – Statement of Operations
(in millions)

(1)
Other expenses reduced by reclassification of $1.9 million gain on sale of Lehman claim.

Quarterly Adjusted Earnings
4Qtr 11 3Qtr 11 2Qtr 11 1Qtr 11 4Qtr 10
GAAP net income 10.9 $       11.9 $       12.7 $       2.5 $         21.5 $
Adjustments:
   Net OTTI credit losses (7.6)           (6.2)           (10.8)         (20.5)         (13.1)
Gain on sale of an
OTTI security 7.3
Sale of Lehman claim
1.9
   AHP/REFCORP 0.7            0.4            0.9            5.4            6.9
Adjusted earnings 17.8 $       15.8 $       15.3 $       17.6 $       27.7 $
(in millions)

Financial Highlights – Selected Balance Sheet
2011 2010 Amount
Average:
Advances (par) 25,803 $  33,596 $  (7,793) $   (23)       %
Total investments 19,969     19,265     704          4
Total assets 51,784     59,510     (7,726)      (13)
2011 2010 Amount
Advances 30,605 $  29,708 $  897 $       3%
PLMBS (par) 3,794       5,070       (1,276)      (25)
Retained earnings 435          397          38            10
AOCI (162)         (223)         61            27
Percent
Over/(Under)
Over/(Under)
Year Ended December 31,
Percent
As of December 31,
(in millions)
(in millions)

Net OTTI Recognized
•
No significant assumption changes in fourth quarter 2011 OTTI process
•
At December 31, 2011, 51 securities had an OTTI credit loss recorded with current par of $2.1 billion. This represents 56% of the PLMBS portfolio
•
No new CUSIPs were determined to be other-than-temporarily impaired in fourth quarter 2011
•
Actual cash losses of approximately $19.7 million life-to-date
Par Balance Life-to-
(in millions) 12/31/11 2011 2010 2009 Date
Private label MBS
Prime 1,092 $   16 $       109 $    95 $        221 $       20.2%
Alt-A 1,019 28           48 126 213 20.9
Subprime & HELOC 32 1             1            7              8 25.0
Total 2,143 $   45 $       158 $    228 $      442 $       20.6%
Total Credit Losses
Full Year Life-to-Date
% of Par

Millions
Price
Unpaid Principal Balance
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
100
90
80
70
60
50
40
30
20
10
0
12/31/08
12/31/09
12/31/10
12/31/11
Lines represent prices
Total Portfolio
2007
2006
2005
2004 & Earlier
Bars represent proportion of unpaid principal balance
2007
2006
2005
2004 & Earlier

PLMBS - Par and Price By Vintage 7

Capital and Risk-Based Requirements
Dec 31, Dec 31, Dec 31,
2011 2010 2009
Permanent capital
(1)
3,871 $       4,418 $      4,415 $
Risk-based capital requirement:
Credit risk capital 678 $          798 $         944 $
Market risk capital 139             448            1,231
Operations risk capital 245             374            652
Total risk-based capital requirement 1,062 $       1,620 $      2,827 $
Excess permanent capital 2,809 $       2,798 $      1,588 $
Percentage of requirement 365% 273% 156%
Capital ratio (4% minimum) 7.4% 8.3% 6.8%
Leverage ratio (5% minimum) 11.2% 12.4% 10.1%
Market value/capital stock (MV/CS) 96.9% 93.3% 74.4%
(in millions)
(1)
Permanent capital includes excess stock of $1,294, $1,897, and $1,219 at Dec 31, 2011, 2010 and
2009 respectively.
Third quarter 2011 capital classification “adequately capitalized.” However, our regulator has maintained concerns regarding our level of retained earnings and the poor quality of the PLMBS portfolio.

• Dividend declared for the fourth quarter 2011
° Equal to annual yield of 0.10%
° Based on average stock outstanding for the fourth quarter 2011
° Payment date:  February 23, 2012
• Partial excess capital stock repurchase
° Effective date:  February 22, 2012
° Payment date:  February 23, 2012
• No significant impact on:
° Risk and capital adequacy measures
° Members’ excess ownership percentage
• Decisions for any future repurchases and/or dividend payments will be based on the following:
° Increased retained earnings
° Reduced negative AOCI levels
° Adequate excess regulatory capital
° MV/CS > 90%
° Positive GAAP earnings which are sustainable for the foreseeable future
Dividend Payment & Excess Stock Repurchase

Member Audio/Web Conference February 27, 2012 10